Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC.
ANNOUNCES INCREASE IN SECOND QUARTER PROVISION FOR LOAN LOSSES

Charleston, South Carolina (April 7, 2010) – First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM: FFCH), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), today announced that it expects to record a provision for loan losses between $44 million and $46 million for the second quarter of fiscal 2010, which will result in a loss for this quarter.  This higher provision brings our allowance for loan losses at the end of the quarter to approximately $82 million.  Second quarter 2010 net charge-offs are expected to be between $36 million and $38 million.

"Our ongoing review of our commercial loan portfolio has resulted in a significantly higher provision for loan losses this quarter," said President and Chief Executive Officer A. Thomas Hood. "We have now completed our review of the land and acquisition and development loan portfolios and we have appropriately reserved or charged-off identified losses in those portfolios.  We expect the review of other commercial real estate and business loans greater than $1 million to be completed by June 30, 2010.  As stated last quarter, we believe loan loss provisions and charge-offs will remain elevated through fiscal 2010 because of the continued deterioration in the real estate sector and the weak economy."

The Company has evaluated the regulatory capital ratios of First Federal and as of March 31, 2010, First Federal will continue to meet all applicable regulatory capital requirements and will remain “well capitalized” under applicable regulations.

As previously announced, First Financial will release its second quarter results on Tuesday, April 27, 2010.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including the potential that our provisions for loan losses and net-charge offs for the second quarter of fiscal 2010 may be higher than expected.  Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain.  The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level of and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections.  Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company.  In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.  The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.